UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 11, 2026

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-2058888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 is incorporated into this Item 3.02 by reference.

The shares to be issued as described below in Item 8.01 will be issued in transactions not involving any public offering in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Pursuant to Stock Purchase Agreements entered into with certain investors on February 11, 2026 (the “Stock Purchase Agreements”), Twist Bioscience Corporation (the “Company” or “Twist”) will issue up to an aggregate of 632,328 shares (the “Shares”) of its common stock, par value $0.00001 per share (the “Common Stock”). Of the Shares, the Company will issue up to 324,558 shares of Common Stock to Invenra Inc. (“Invenra”) and pay $5 million in cash in consideration for a license agreement with Invenra and the transfer of certain technology from Invenra. In addition, the Company will issue up to an aggregate of 307,770 shares of Common Stock to two investors of Invenra in consideration for Invenra preferred stock for an approximately 6% ownership position in Invenra. The Company will also have the right to designate one director to the Invenra board of directors (the “Invenra Board”), and the members of the Invenra Board (including the Twist designee) also have the right, pursuant to a voting agreement, to approve two additional directors.

Concurrently with the entry into the Stock Purchase Agreements, the Company entered into Registration Rights Agreements (the “Registration Rights Agreements”) with the investors. A form of the Registration Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”).

Pursuant to the Registration Rights Agreements, the Company is filing a prospectus supplement to register the resale of the Shares. An opinion of Orrick, Herrington & Sutcliffe LLP is filed as Exhibit 5.1 to this Current Report in connection with the registration of the resale of the Shares.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	Form of Registration Rights Agreement
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Forward Looking Statements

This report contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, shares of Company common stock to be issued in the future pursuant to the Stock Purchase Agreements. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist is developing obsolete or non-competitive; the ability to integrate and leverage artificial intelligence and machine learning technologies to improve operational efficiency, product development, and customer solutions; the ability to expand DNA synthesis manufacturing capacity; dependence on one supplier for a critical component; dependence on key personnel; additional regulations that could increase Twist’s costs and delay commercialization efforts; changes in U.S. trade policies and other trade actions that could result in increased costs and supply chain disruptions; risks associated with the spin out of Atlas Data Storage; the ability to maintain and enforce intellectual property protection; uncertainty as to economic and market conditions and the impact of adverse economic conditions; and the ability to obtain financing when necessary. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 17, 2025. Any forward-looking statements contained in this report speak only as of the date hereof, and Twist specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2026	Twist Bioscience Corporation

/s/ Judy Yan
Judy Yan
Assistant General Counsel and Assistant Secretary